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                                                                   EXHIBIT 3.1rr


                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 06/20/2001
                                                         010296658 - 2523836

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT
                                       OF
                  UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)

It is hereby certified that:

        1. The name of the corporation (hereinafter called the "corporation") is:

                  UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)

        2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

        3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

        4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on June 14, 2001

                                                  /s/ John T. Ferguson
                                               -----------------------------
                                               Name: John T. Ferguson, II
                                               Title: President